                         [DELOITTE & TOUCHE LETTERHEAD]



                                  EXHIBIT 23B




                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



POTASH CORPORATION OF SASKATCHEWAN INC.

We hereby consent to the incorporation of our report dated February 12, 1996, incorporated by reference in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. ("PCS") for the year ended December 31, 1995, into PCS's Registration Statement on Form S-8 for the registration of 1,000,000 of its Common Shares.




Deloitte & Touche

DELOITTE & TOUCHE

Chartered Accountants


Saskatoon, Saskatchewan, Canada
December 31, 1996